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                                                                    Exhibit 10.8



                          FORM OF EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT, (this "Agreement"), is made and entered into this __ day of July, 1998 by and between Morris Weissman (the "Executive") and American Bank Note Holographics, Inc., a Delaware corporation (the "Company").

                             R E C I T A L

            WHEREAS, the Company desires to retain the Executive to render executive and managerial services and the Executive desires to render such services; and

            WHEREAS, the Company and the Executive desire to set forth herein the terms and conditions on which the Company will employ the Executive, and the Executive will accept employment with the Company.

                               AGREEMENT

            NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and intending to be legally bound, Executive and the Company agree as follows:

SECTION 1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts such employment and agrees to render services to the Company, upon the terms and conditions set forth in this Agreement.

SECTION 2. POSITION AND DUTIES. Executive shall assume the responsibilities and perform the duties of Chairman of the Board of Directors (the "Board") and Chief Executive Officer of the Company. Executive agrees to devote a sufficient portion of his business time, attention, skill and best efforts to the diligent performance of his duties hereunder and shall be loyal to the Company and its affiliates and subsidiaries, and use his best efforts to further their interests. In the performance of his duties, Executive agrees to abide by and comply with all policies, practices, handbooks, procedures and guidelines which are now in effect or which the Company may adopt, modify, supplement or change from time to time.

SECTION 3. TERM OF EMPLOYMENT. (a) The term of employment hereunder shall
commence on July   , 1998 and shall continue thereafter until the earlier of (i)
December 31, 2000 or (ii) termination pursuant to Section 10 hereof (the "Employment Term"). This Agreement shall be automatically renewed for an additional period of two years, unless the Company gives written notice at least six (6) months prior to the end of the Employment Term of its election to terminate such employment at the end of such Employment Term. Notwithstanding the foregoing, if the Executive's employment is terminated pursuant to
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Section 10 of this agreement, the automatic renewal provided herein shall be of no further effect as of the Termination Date (as defined).

      (b) In the event Executive's employment is not renewed, the Company will pay to the Executive an amount equal to the average earnings of the Executive for the prior two years (including Salary, Bonus and the value of options to purchase shares of Common Stock previously granted).

SECTION 4. EXCLUSIVITY. Except in connection with the Executive's duties for American Banknote Corporation ("ABN") and in connection with the performance of the separation agreement dated as of July __, 1998 between the Company and ABN (the "Separation Agreement"), during the term of Executive's employment with the Company, Executive shall not without the prior written consent of the Board (i) perform any managerial, sales, marketing or technical services directly or indirectly for any person or entity competing directly or indirectly with the Company or any of its subsidiaries in the holography business; (ii) perform any such services for any entity owned, directly or indirectly, by anyone competing, either directly or indirectly, with the Company or any of its subsidiaries in the holography business; (iii) on his own behalf or that of any other person or entity, compete, either directly or indirectly, with the Company or any of its subsidiaries, to sell any products or services marketed or offered by the Company or any of its subsidiaries; (iv) engage or become interested, directly or indirectly, as owner, employer, partner, consultant, through stock ownership (except ownership of less than one percent of the number of shares outstanding of any securities which are listed for trading on any securities exchange, provided that the specific nature and amount of the investment, if over $50,000, shall be immediately disclosed to the Company in writing), investment of capital, lending of money or property, or otherwise either alone or in association with others, in the operation of any type of business or enterprise which conflicts or interferes with the performance of Executive's services hereunder or (v) engage in any activities which could reasonably be deemed to be a conflict of interest with his duties hereunder or his obligations to the Company.

SECTION 5. COMPENSATION AND BENEFITS.

            (a) Salary and Bonus. As compensation for the performance of the Executive's services hereunder, during the Employment Term, the Company will pay to the Executive (i) an annual base salary of $1.00 per annum (the "Salary") and
(ii) an annual bonus (the "Bonus") based on performance measures of the Company including but not limited to pre-tax earnings, return on equity, increase in share price and increases in sales, payable at the sole discretion of the Board or a committee designated by the Board to make such determination (the "Compensation Committee"), in accordance with the bonus plan of the Company which will be adopted by the Board and which may be amended from time to


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time or terminated by the independent directors of the Company (the "Bonus
Plan"), provided however, that any Bonus in excess of $999,999 is paid pursuant to the attainment of pre-established target performance measures of the Company in accordance with the Bonus Plan or an option or long-term incentive plan which qualifies as a "performance based" plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any bonus for which the Executive shall be eligible, shall be determined from time to time by the Board (or the Compensation Committee) in its sole discretion. The Executive's Salary will be payable in accordance with the customary payroll practices of the Company for its senior management personnel.

            (b) Benefits. During the Employment Term, the Executive shall be eligible to participate, on the same basis and subject to the same qualifications as other senior management personnel of the Company, in any pension, profit sharing, savings, bonus, life insurance, health insurance, hospitalization, dental, drug prescription, disability, accidental death and dismemberment and other benefit plans and policies as may from time to time be in effect with respect to senior management personnel of the Company (collectively, the "Benefits"). The Executive shall also be entitled to vacation days (including the right to accrue unused vacation time from year to year), holidays and sick days in accordance with the policies of the Company as may be in effect from time to time; provided however, that upon termination of Executive's employment for any reason (including resignation by the Executive), the Company shall pay Executive for accrued vacation time unused as of the last date of employment, on a pro rated basis calculated on the basis of the Executive's Salary and Bonus in effect on the Termination Date.

            (c) Stock Options. Upon the occurrence of an initial public offering of the Company's common stock, par value $0.01 per share (the "Common Stock"), the Executive shall be granted stock options to purchase up to 400,000 shares of the Common Stock, pursuant to the Company's 1998 Stock Incentive Plan, dated as
of July   , 1998 (the "1998 Plan"), at an exercise price equal to the initial public offering price. The options and any shares of Common Stock underlying the options may be subject to certain restrictions as disclosed in the 1998 Plan (the "Restricted Stock"). Subsequent grants of options to purchase equity in the Company during the Employment term will be made at the sole discretion of the Board or the Compensation Committee.

            (d) Expenses. The Company will pay or promptly reimburse the Executive for all reasonable out-of-pocket business, entertainment and travel expenses incurred by the Executive in the performance of his duties hereunder upon presentation of appropriate supporting documentation and otherwise in accordance with the expense reimbursement policies of the Company in effect from time to time.


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            (e) Taxes and Withholdings. All appropriate deductions, including federal, state and local taxes and social security, shall be deducted from any amount paid by the Company to the Executive hereunder in conformity with applicable laws.

SECTION 6. CONFIDENTIALITY. The Executive acknowledges and agrees that (a) in connection with his employment by the Company, the Executive will be involved in the Company's and its subsidiaries' (if any) operations; (b) in order to permit him to carry out his responsibilities, the Company may disclose, to the Executive, in strict confidence, or the Executive may develop, confidential proprietary information and trade secrets of the Company and its affiliates, including without limitation (i) unpublished information with respect to the Company concerning marketing or sales plans, operational techniques, strategic plans and the identity of suppliers and supply contacts; (ii) unpublished financial information with respect to the Company, including information concerning revenues, profits and profit margins; (iii) internal confidential manuals and memos; and (iv) "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended (collectively, "Confidential Information"); and (c) the Company and its affiliates derive significant economic value and competitive advantage by reason of the fact that such Confidential Information, in whole or in part, is not generally known or readily ascertainable by the Company's or its affiliates' actual or potential competitors and, as such, constitutes the Company's and its affiliates' valuable trade secrets.

            In addition to any obligations set forth herein, and in recognition of the foregoing acknowledgments, for himself and on behalf of his affiliates, the Executive agrees that he will not, directly or indirectly, use, disseminate or disclose, any Confidential Information (other than for the legitimate business purposes of the Company), and that he will not knowingly permit any of his affiliates to, directly or indirectly, use, disseminate or disclose, any Confidential Information. At the end of the Employment Term, the Executive agrees to deliver immediately to the Company the originals and all copies of Confidential Information in his possession or control, whether in written form, on computers or discs or otherwise.

            The restrictions set forth in this Section 6 shall not apply to those particular portions of Confidential Information, if any, that (a) have been published by any of the Company or any of its affiliates in a patent, article or other similar tangible publication or (b) become available to the Executive from a source other than the Company, provided that the source of such Confidential Information was not known by the Executive, after reasonable inquiry, to be bound by a confidentiality agreement with or other obligation of confidentiality to the Company or any of its affiliates.

            The foregoing restrictions on the disclosure of Confidential Information set forth in this Section 6 shall not apply to those particular portions of Confidential Information,


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if any, that are required to be disclosed in connection with any legal process;
provided that, at least ten (10) days in advance of any required disclosure, or such lesser time as may be required by circumstances, the Executive shall furnish the Company with a copy of the judicial or administrative order requiring that such information be disclosed together with a written description of the information proposed to be disclosed (which description shall be in sufficient detail to enable the Executive and its affiliates to determine the nature and scope of the information proposed to be disclosed), and the Executive covenants and agrees to cooperate with the Company and its affiliates to deliver the minimum amount of information necessary to comply with such order.

            This Section 6 shall survive any termination of this Agreement.

Section 7. COVENANT NOT TO COMPETE.

            (a) Scope. In order to fully protect the Company's Confidential Information, during the Employment Term and for a period of 1 year thereafter (the "Non-competition Period"), the Executive shall not, except as authorized in writing by the Board, directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with, any person or enterprise (other than the Company, its subsidiaries, if any and ABN), which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in, any business that is in any respect competitive with the business of the Company or any of its subsidiaries, if any, with respect to any products or services of the Company or any of its subsidiaries, if any, in any capacity which would utilize the Executive's services with respect to any products or services of the Company or any of its subsidiaries, if any, that were within the Executive's management responsibility at any time within the twelve (12) month period immediately prior to the Termination Date; provided however, that this Section 7 shall not apply to any actions taken by the Executive in his capacity as CEO of ABN or in the performance by the Executive of the Separation Agreement.

            (b) Remedies. The parties recognize, acknowledge and agree that (i) any breach or threatened breach of the provisions of this Section 7 shall cause irreparable harm and injury to the Company and that money damages will not provide an adequate remedy for such breach or threatened breach and (ii) the duration, scope and geographical application of this Agreement are fair and reasonable under the circumstances, and are reasonably required to protect the legitimate business interests of the Company. Accordingly, Executive agrees that the Company shall be entitled to have the provisions of this Agreement specifically enforced by any court having jurisdiction, and that such a court may issue a temporary restraining order, preliminary injunction or other appropriate equitable relief, without having to prove the inadequacy of available remedies at law. In addition, the Company shall be entitled to avail itself of all such other actions and remedies available to


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it or any of its affiliates under law or in equity and shall be entitled to such damages as it sustains by reason of such breach or threatened breach. It is the express desire and intent of the parties that the provisions of this Agreement be enforced to the full extent possible.

            (c) Severability. If any provision of Section 7(a) is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend and agree that the covenants contained in Section 7(a) shall be construed as a series of separate covenants, one for each municipality, community or county included within the area designated by Section 7(a). Except for geographic coverage, the terms and conditions of each such separate covenant shall be deemed identical to the covenant contained in Section 7(a). Furthermore, if any court shall refuse to enforce any of the separate covenants deemed included in Section 7(a), then such unenforceable covenant shall be deemed eliminated from the provisions hereof to the extent necessary to permit the remaining separate covenants to be enforced in accordance with their terms. The prevailing party in any action arising out of a dispute in respect of any provision of this Agreement shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs and disbursements incurred in connection with the prosecution or defense, as the case may be, of any such action.

SECTION 8. RESPONSIBILITY UPON TERMINATION. Upon the termination of his employment for any reason and irrespective of whether or not such termination is voluntary on his part:

            (a) The Executive shall advise the Company of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Company so advised of any change in employment during the Non-competition Period;

            (b) The Company in its sole discretion may notify any new employer of the Executive that he has an obligation not to compete with the Company during the Non-competition Period; and

            (c) The Executive shall deliver to the Company any and all records, forms, contracts, memoranda, work papers, customer data and any other documents (whether in written form, on computers or discs or otherwise) which have come into his possession by reason of his employment with the Company, irrespective of whether or not any of said documents were prepared for him, and he shall not retain memoranda in respect of or copies of any of said documents.


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SECTION 9. NONSOLICITATION. The Executive agrees that during the term of his employment with the Company and for a period of twelve (12) months thereafter, he will not, and will not assist any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any executive, customer, subscriber or supplier of the Company or any of its subsidiaries about whom or which he gained Confidential Information while at the Company to terminate its employment or arrangement with the Company or any of its subsidiaries, otherwise change its relationship with the Company or any of its subsidiaries, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed materially competitive with the business of the Company or any of its subsidiaries, if any.


SECTION 10. TERMINATION.

            (a) Termination for Cause. Notwithstanding anything contained herein to the contrary, the Board may terminate the Executive's employment with the Company for cause. For purposes of this Agreement, the term "cause" shall mean, the occurrence of any one or more of the following (i) the commission of any act of willful and material embezzlement or fraud on the part of Executive against the Company, (ii) any act or omission which constitutes a willful and material breach by Executive of this Agreement, including a refusal or failure by Executive to perform his duties and obligations hereunder, (iii) Executive has been convicted of a crime, which conviction has, or is reasonably likely to have a material adverse effect on the Company, or its business or will prevent the Executive from performing his duties for a sustained period of time, (iv) Executive becomes Disabled (as hereinafter defined), or (v) the death of Executive; provided however, that "cause" shall not include any act or omission by the Executive undertaken in the good faith exercise of the Executive's business judgment as Chief Executive Officer or in good faith reliance on the advice of counsel. For purposes of this Agreement, "Disabled" shall mean Executive's inability, due to illness, accident or any other physical or mental condition, to fully perform the essential functions of his position or this Agreement for more than 26 weeks consecutively or for intermittent periods aggregating 39 weeks during any 78-week period during the Employment term, except as otherwise required by law.

            If, during the Employment Term the Company terminates the Executive's employment pursuant to clauses (i), (ii) or (iii) of this paragraph
(a), then, from and after the date the Executive's termination is effective (the "Termination Date"), the Executive shall (a) have no right to receive any further Salary following the Termination Date, (b) be entitled to receive any Bonus, payable on a pro rata basis, which may have accrued or which otherwise would have been granted by the Board had the Executive not been terminated, for the year in which the Executive was terminated (c) cease to be covered under or be permitted to participate in any Benefits (except payments due to the Executive or the Executive's


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beneficiaries or representatives under any applicable life or disability insurance plans or policies) and (d) shall have no further right to purchase shares of Common Stock pursuant to the 1998 Plan; provided however, that all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

            If during the Employment Term the Company terminates the Executive employment pursuant to clause (iv) or (v) of this paragraph (a), (a) the Executive shall be entitled to an amount equal to the average Bonus of the Executive for the prior two years, (b) the Executive shall be entitled to receive any Bonus, payable on a pro rata basis, which may have accrued or which otherwise would have been granted by the Board had the Executive not been terminated, for the year in which the Executive was terminated, and (c) the Executive shall be entitled to all rights with respect to any options granted or Common Stock purchased under the 1998 Plan for a period of two years following the Termination Date and all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

            (b) Termination Without Cause. The Company shall have the right to terminate this Agreement and the employment of Executive with the Company for any reason or no reason and without cause upon written notice to Executive of such termination; provided that (i) the Company shall continue to pay to the Executive the Salary then in effect, together with any Bonus which may have accrued or which otherwise would have been granted by the Board had the Executive not been terminated for two years following the Termination Date, in accordance with the customary payroll practices of the Company for its senior management personnel, (ii) the Company shall continue any benefits in which the Executive then participates on the same basis of participation and subject to all terms and conditions of such plans as applied prior to such termination, and
(iii) all non-vested options to purchase shares of Common Stock granted under the 1998 Plan shall vest on the Termination Date and the Executive shall be entitled to all rights with respect to such options or Common Stock purchased under the 1998 Plan for a period of two years following the Termination Date. All restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

            (c) Termination Upon Change of Control or Resignation for Good Reason. In the event Executive's employment is terminated by the Company subsequent to a Change of Control (as hereinafter defined) or the Executive resigns from the Company for Good Reason (as hereinafter defined) within one year following a Change of Control , (i) the Company will pay the Executive (i) a severance amount of $1,000,000, (ii) the Company will pay the executive an amount equal to (a) two times the Executive's Salary for the year in which the Change of Control occurs plus (b) two times the amount of the Bonus most


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recently paid to the Executive. To the extent that such amounts are in excess of the amount allowable as a deduction under Section 280(g) of the Code, or are subject to excise tax pursuant to Section 4999 of the Code, the Company will gross-up any additional amounts due, and (iii) all non-vested options to purchase shares of Common Stock granted under the 1998 Plan shall vest on the Termination Date and all restrictions on Restricted Stock purchased by the Executive shall, subject to applicable securities laws, rules and regulations, lapse on the Termination Date.

            (d) Resignation. Executive shall have the right to terminate this Agreement and his employment with the Company upon thirty (30) days prior written notice to the Company. Except if the Executive's resignation is for Good Reason in accordance with paragraph (c) above, from and after the date of such resignation, Executive shall (i) have no right to receive any further Salary or bonus hereunder; (ii) cease to be covered under or by permitted to participate in any Benefits (except payments due the Executive or the Executive's beneficiaries or representatives under any applicable life or disability insurance plans or policies); and (iii) forfeit any and all non-vested options granted or non-vested Common Stock purchased under the 1998 Plan.

            (e) Definitions. For purposes of this Section 10 the terms listed below shall mean the following:

                  (i)   "Change in Control" shall mean:

                  (a) the direct or indirect acquisition, whether by sale, merger, consolidation, or purchase of assets or stock, by any person, corporation, or other entity or group thereof of the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of shares in the Company which, when added to any other shares the beneficial ownership of which is held by the acquiror, shall result in the acquirer's having more than 20% of the votes that are entitled to be cast at meetings of stockholders as to matters on which all outstanding shares are entitled to be voted as a single class; provided however, that such acquisition shall not constitute a Change of Control for purposes of this Agreement if prior to such acquisition a resolution declaring that the acquisition shall not constitute a Change of Control is adopted by the Board with the support of a majority of the Board members who either were members of the Board for at least two years prior to the date of the vote on such resolution or were nominated for election to the Board by at least two-thirds of the directors then still in office who were members of the Board at least two years prior to the date of the vote on such resolution; and provided further, that neither the Company, nor any person who as of
      July   , 1998 was a director or officer of the Company, nor any trustee or other fiduciary holding


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      securities under an employee benefit plan of the Company, nor any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company shall be deemed to be an "acquirer" for purposes of this Section.

                  (b) the election during any two-year period to a majority of the seats on the Board of Directors of the Company of individuals who were not members of the Board at the beginning of such period unless such additional or replacement directors were approved by at least 80% of the continuing directors.

                  (c) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                (ii) "Good Reason" shall mean the occurrence of (a) a material breach of this Agreement by the Company, (b) the assignment to the Executive of duties inconsistent with his position as described in Section 2 herein, or any significant adverse alteration in the status or conditions of the Executive's employment or in the nature of the Executive's responsibilities as described in Section 2 herein, or (c) the failure of the Company to continue to provide Executive with benefits substantially similar to those described in this Agreement or to continue in effect any benefit or stock option plan which is material to the Executive's compensation, including but not limited to, the 1998 Plan; provided however, in the case of (a) and (c) above, Executive shall not be deemed to have Good Reason to terminate his employment if the reason for such termination is remedied prior to the date of termination specified in the notice of termination pursuant to Section 10(d) herein.

SECTION 11. AUTHORITY. Executive represents and warrants that he has the ability to enter into this Agreement and perform all obligations hereunder, and that there are no restrictions on Executive or any obligations owed by him to third parties which are reasonably likely, in any way, to detract from or adversely affect his performance hereunder.

SECTION 12. MISCELLANEOUS.

            (a) Separate Agreements. The covenants of Executive contained in this Agreement shall survive any termination of this Agreement and shall be construed as separate agreements independent of any other agreement, claim, or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Company.


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            (b) Entire Agreement. The parties hereto acknowledge and agree that this Agreement supersedes all previous contracts and agreements between the Company and Executive relating to the subject matter hereof and that any such previous contracts or agreements shall become null and void upon execution of this Agreement. This Agreement constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and no party has made or is relying on any promises by any other party or their respective representatives not contained in this Agreement.

            (c) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. If any provision of this Agreement is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable.

            (d) Successor and Assigns.

                  (i) This Agreement is personal in nature and neither this Agreement nor any rights or obligations arising hereunder may be assigned, transferred or pledged by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (ii) This Agreement shall be binding upon and inure to the benefit of the Company and their successors. The rights and obligations of the Company pursuant to this Agreement are freely assignable and transferable by Company without the consent of Executive without his being relieved of any obligations hereunder, including, without limitation, an assignment or transfer in connection with a merger or consolidation of the Company, or a sale or transfer of all or substantially all of the assets of the Company; provided, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred and such successor shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.


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            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

            (f) Amendment. No amendment, waiver, modification or change of any provision of this Agreement shall be valid unless in writing and signed by both parties; provided, that any such amendment, waiver, modification or change must be consented to on behalf of the Company by the Board. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement.

            (g) Notices. All notices and communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid certified mail, return receipt requested, or by recognized courier service, and addressed as follows:

                  (i)   If to the Company to:

                        American Bank Note Holographics, Inc.
                        200 Park Avenue, 49th Floor
                        New York, NY 10166-4999
                        Attention: Chief Operating Officer
                        Telephone: (212) 557-9100
                        Facsimile: (212) 338-0728

                        with a copy to:

                        Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue
                        New York, NY 10022
                        Attention: Daniel Bergstein, Esq.
                        Telephone: (212) 318-6000
                        Facsimile: (212) 319-4090

                  (ii) If to the Executive to:

                        Morris Weissman
                        200 Park Avenue, 49th Floor
                        New York, NY 10166-4999
                        Telephone: (212) 557-9100
                        Facsimile: (212) 338-0728


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                        with a copy to:

                        --------------------------
                        --------------------------
                        --------------------------
                        Attention:
                                  ----------------
                        Telephone: (     )
                                  ----------------
                        Facsimile: (     )
                                  ----------------

or to such other address as may be specified by notice of the parties.

            (h) Arbitration. Except as provided for in Section 7(b), the Company and Executive agree that any claim or controversy arising out of or relating to this Agreement or any breach thereof ("Arbitrable Dispute") shall be settled by arbitration if such claim or controversy is not otherwise settled; provided, however, that nothing set forth herein shall in any way limit the Company's ability to seek and obtain injunctive relief in aid of arbitration from any court of competent jurisdiction. This arbitration agreement applies to, among others, disputes about the validity, interpretation, or effect of this Agreement. The arbitration shall take place in New York, New York, or such other location as to which the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this Section 10(h) shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force only before individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. The arbitrator may not modify or change this Agreement in any way and shall not be empowered to award punitive damages against any party to such arbitration. Each party shall pay the fees of such party's attorneys, the expenses of such party's witnesses, and any other expenses that such party incurs in connection with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be paid in equal shares by Executive and the Company. Except as provided for in Section 7(b), arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. Should Executive or the Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of that breach.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    MORRIS WEISSMAN

                                    ____________________________________________


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